                             PRO FORMA STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (UNAUDITED)

                                                                    EXHIBIT 99.1

The following unaudited Pro Forma Statements have been derived from the audited financial statements of Flexxtech Corporation (A) for the year ended December 31, 1999 and the unaudited financial statements of Murdock, Inc. (B) for the twelve months period ended December 31, 1999. The unaudited Pro Forma Statements of Operations and financial conditions reflects the acquisition by A (a reporting company) of B (a previously non public company) in an acquisition using purchase method of accounting and assumes that such acquisition was consummated as of January 1, 1999. The unaudited Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A & the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if the acquisition of B had occurred on the date indicated or to project the company's results of operations for any future period or date. The Pro Forma adjustments, as described in the accompanying data, are based on available information and the assumption set forth in the foot notes below, which management believes are reasonable

                       PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)

                                                Flexxtech         Murdock           Pro Forma            Pro Forma
                                              (Historical)     (Historical)        Adjustment            Combined
                                            ---------------   --------------     -------------        --------------
Sales                                      $        2,257     $    956,281        $         -         $   958,538

Cost of Sales                                       2,094          562,579                  -             564,673
                                              -----------       ----------         ----------          ----------
    Gross profit                                      163          393,702                  -             393,865

Operating expenses                                (24,698)        (416,068)                 -            (440,766)
                                              -----------       ----------         ----------          ----------
Loss from operations                              (24,535)         (22,366)                 -             (46,901)

Other Income (expense)                                  -            9,970                                  9,970
                                              -----------       ----------         ----------          ----------
                                                  (24,535)         (12,396)                 -             (36,931)

Provision for taxes                                     -              800                  -                 800
                                             ------------       ----------         ----------          ----------
NET INCOME (LOSS)                          $      (24,535)    $    (13,196)       $         -         $   (37,731)
                                             ============       ==========         ==========          ==========

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                           2,668,417              100            600,000   (3)     3,268,417
                                             ============      ===========         ==========          ==========
   Loss per share                          $       (0.009)    $    (131.96)       $                   $     (0.01)
                                             ============      ===========                             ==========

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2000 as if outstanding as of the beginning of the period.

(3) Weighted average number of shares outstanding for combined entity includes 2,668,4178 shares of Flexxtech and 600,000 shares issued to the shareholders of Mardock, Inc.

                  PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                            AS OF DECEMBER 31, 1999
                                  (UNAUDITED)

                                               Flexxtech         Murdock           Pro Forma            Pro Forma
                                              (Historical)     (Historical)        Adjustment           Combined
                                              ------------     ------------       ------------         ----------
              ASSETS

     Current Assets                        $        2,869       $  212,686         $        -          $  215,555

     Property & equipment, net                          -           29,903                  -              29,903

     Goodwill                                           -                -  (3)       531,243             531,243
                                            -------------         --------          ---------           ---------
     TOTAL ASSETS                          $        2,869       $  242,589         $  531,243          $  776,701
                                            =============         ========          =========           =========

     LIABILITIES & STOCKHOLDERS' EQUITY

     Current liabilities                   $        3,330       $  160,514         $                   $  163,844

     Long term liabilities                              -           54,331                  -              54,331
                                            -------------         --------          ---------           ---------
         Total liabilities                          3,330          214,845                  0             218,175
                                            -------------         --------          ---------           ---------
     Stockholders' equity;

  Common stock                                      2,668              302  (2)           600               3,268
                                                                            (1)          (302)

  Additional paid-in capital                       24,069           48,473  (2)       599,400             623,469
                                                                            (1)       (48,473)


  Retained earnings (deficit)                     (27,198)         (21,031) (1)        21,031             (68,211)
                                                                            (1)       (41,013)
                                            -------------         --------          ---------           ---------
     Total stockholders' equity                      (461)          27,744            531,243             558,526
TOTAL LIABILITIES AND                       -------------         --------          ---------           ---------
STOCKHOLDERS' EQUITY                       $        2,869       $  242,589         $  531,243          $  776,701
                                            =============         ========          =========           =========

NOTES;

(1) Elimination of Equity of Mardock, Inc. before merger

(2) Issuance of 600000 shares of Common stock of $.001 par value to shareholders of Mardock, Inc. at a value of $1 per share

(3) Recording of Goodwill on issuance of 600,000 shares of Flexxtech at $1 each for 100% assets and liabilities of Mardock at the acquisition date with a net value of $68,757